Exhibit 23.2 (Baum)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

I consent to the incorporation by reference in the Registration Statement on Form S-1/A of Cyios Corporation of my report dated April 9, 2009 with respect to the consolidated financial statements of Cyios Corporation included in its Annual Report on Form 10K for the fiscal year ended December 31, 2008, filed with the Securities and Exchange Commission on April 15, 2009.

Baum & Company, P.A.
Miami Beach, Florida
June 3, 2010
/s/ Baum & Company, P.A.